UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2021

TC BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	333-254212	86-2650449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

131 South Dawson Street

Thomasville, Georgia 31792

(Address of principal executive offices)

(229) 226-3221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2021, the Board of Directors of TC Bancshares, Inc. (the “Company”) adopted an amendment to Article 8 of the Company’s Bylaws (the “Bylaws Amendment”) to allow the issuance of shares in “book entry” form and permit uncertificated shares of Company stock. Prior to the Bylaws Amendment shares were to be issued exclusively in physical form. Other immaterial conforming changes to the Company’s Bylaws were made to accommodate the use of uncertificated shares. The Bylaws Amendment was immediately effective upon adoption. The description of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of Provision of Code of Ethics.

On June 16, 2021, the Company’s Board of Directors approved and adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) applicable to all directors, executive officers and employees of the Company. The Company intends to disclose future amendments to, or waivers of, its Code of Ethics, as and to the extent required by SEC regulations, on its website (www.tcfederal.com). The full text of the Code of Ethics is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of TC Bancshares, Inc.

14.1	Code of Ethics.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2021	TC BANCSHARES, INC.

	By:	/s/ Linda Palmer
Linda Palmer
Chief Financial Officer